Exhibit 99.1

CONSTELLATION BRANDS ANNOUNCES INDUSTRY VETERAN
PAULA ERICKSON AS INCOMING CHIEF HUMAN RESOURCES OFFICER

Kris Carey to step down from her current role as EVP and Chief Human Resources Officer and will depart the company in May 2025

Rochester, N.Y., Apr. 14, 2025 – Constellation Brands (NYSE: STZ), a leading beverage alcohol company, announced today that Paula Erickson will join the company and assume the role of Executive Vice President and Chief Human Resources Officer, effective April 21, 2025.

Erickson will join the company’s Executive Management Committee and have oversight responsibility for all aspects of Constellation’s HR business partnership, global talent initiatives, HR operations, and global total rewards programs. The company and Kris Carey, Constellation’s current Executive Vice President and Chief Human Resources Officer, have mutually agreed that Carey will step down from her role and depart the company in May 2025. Carey will serve in an advisory capacity for a brief period of time and will work closely with Erickson to ensure a smooth leadership transition and continuity of Constellation’s people strategy.

“We sincerely thank Kris for the significant contributions to our business and culture she has made in her nearly 12 years with the company, and we wish her the very best in her new endeavors,” said Bill Newlands, Constellation’s President and Chief Executive Officer. “At the same time, we’re excited to welcome Paula to our Constellation Brands team. Paula is a beverage alcohol industry veteran with a proven track record of helping organizations evolve their talent strategies and operating models in line with long-term business objectives. I look forward to the continued success of our Human Resources function under Paula’s leadership.”

Erickson most recently served as Chief Human Resources Officer at Beam Suntory Inc. (now called Suntory Global Spirits), where she helped architect and drive the company’s talent strategy through a series of significant transformational events. This included integration efforts as part of Suntory Holdings’ acquisition of Beam in 2014, helping the company navigate the people-related complexities during the COVID pandemic, and the relocation of the company’s global corporate headquarters from Chicago to New York City, to name a few.

“I’ve long admired Constellation’s willingness to adapt to changing market conditions, its commitment to ongoing investments in its people and business capabilities, and the company’s ability to drive consistent, industry-leading growth,” said Erickson. “I look forward to joining this talented team and working with colleagues across the business to continue building on the company’s growth story for many years to come.”

ABOUT CONSTELLATION BRANDS
Constellation Brands (NYSE: STZ) is a leading international producer and marketer of beer, wine, and spirits with operations in the U.S., Mexico, New Zealand, and Italy. Our mission is to build brands that people love because we believe elevating human connections is Worth Reaching For. It’s worth our dedication, hard work, and calculated risks to anticipate market trends and deliver more for our consumers, shareholders, employees, and industry. This dedication is what has driven us to become one of the fastest-growing, large CPG companies in the U.S. at retail, and it drives our pursuit to deliver what’s next.

Every day, people reach for our high-end, iconic imported beer brands such as those in the Corona brand family like the flagship Corona Extra, Modelo Especial and the flavorful lineup of Modelo Cheladas, Pacifico, and Victoria; our fine wine and craft spirits brands including The Prisoner Wine Company, Robert Mondavi Winery, Casa Noble Tequila, and High West Whiskey; and our premium wine brands such as Kim Crawford.

As an agriculture-based company, we strive to operate in a way that is sustainable and responsible. Our ESG strategy is embedded into our business and our focus on serving as good stewards of the environment, investing in our communities, and promoting responsible beverage alcohol consumption. We believe these aspirations in support of our longer-term business strategy allow us to contribute to a future that is truly Worth Reaching For.

To learn more, visit www.cbrands.com and follow us on X, Instagram, and LinkedIn.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans, and objectives of management, including the timing of and transition plan for the announced senior management changes, the success of the Constellation’s Human Resources function, and the expected future growth of the company, as well as information concerning expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that any of the events anticipated by the forward-looking statements will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this news release and Constellation does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this news release are subject to other risks and uncertainties, including the accuracy of all projections, and other factors and uncertainties disclosed from time-to-time in Constellation Brands’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 29, 2024 and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2024, which could cause actual future performance to differ from current expectations.

MEDIA CONTACTS	INVESTOR RELATIONS CONTACTS
Amy Martin 585-678-7141 / amy.martin@cbrands.com Carissa Guzski 315-525-7362 / carissa.guzski@cbrands.com	Joseph Suarez 773-551-4397 / joseph.suarez@cbrands.com Snehal Shah 847-385-4940 / snehal.shah@cbrands.com David Paccapaniccia 585-282-7227 / david.paccapaniccia@cbrands.com